                                                                    EXHIBIT 4.15

                                 NINTH AMENDMENT
             TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT

         THIS NINTH AMENDMENT TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT (this "Amendment"), dated as of December 20, 2002, is entered into among QUANTA SERVICES, INC., a Delaware corporation (the "Borrower"), the Lenders (defined below) who are signatories hereto, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).

                                   BACKGROUND

         A. The Borrower is party to that certain Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 (as amended through the date hereof and as may be further amended, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Agent, and the lenders from time to time party to the Credit Agreement (each a "Lender" and collectively, the "Lenders").

         B. The Borrower, Majority Lenders and the Agent desire to make certain amendments to the Credit Agreement.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, Majority Lenders and the Agent covenant and agree as follows:

         1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  (a) Amendments to Section 1.1. Section 1.1 is amended by adding or entirely amending the following defined terms:

                           "COMMITMENT AMOUNT" means an amount equal to (a) from
                  the Effective Date through August 11, 2002, $350,000,000, (b) from August 12, 2002, through December 19, 2002, $275,000,000,
                  (c) from December 20, 2002, through March 31, 2003, $250,000,000, (d) from April 1, 2003 through December 31, 2003, $225,000,000, and (e) from January 1, 2004 through the
                  Commitment Termination Date, $200,000,000, in each case as such amount may be reduced from time to time pursuant to the terms of this Agreement. Notwithstanding the foregoing, the Borrower shall not be permitted to borrow $25,000,000 of the Commitment Amount commencing on December 19, 2002, and continuing at all times thereafter until the occurrence of a Reinstatement Event.

                           "INITIAL ACQUISITION BASKET" means 75% of the net
                  cash proceeds realized by the Borrower from the sale or issuance of the Borrower's capital stock between September 30, 2002 and December 31, 2002.

                           "MATERIAL ADVERSE EFFECT" means an effect that
                  results in a material adverse change since December 31, 2001, in (i) the business, properties, assets, financial condition or, prior to December 31, 2001, prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) in the ability of the Borrower, or Borrower or the Guarantors taken as a whole, to perform the Obligations under the Credit Documents to which they are a party.

                           "QUARTERLY EBITDA" means, for the one fiscal quarter
                  ending on the date of determination, the sum of Consolidated Net Income plus, without duplication, each of the following to the extent actually deducted in determining Consolidated Net Income, (a) Consolidated Interest Expense; (b) provisions for taxes based on income or revenues; (c) the amount of all depreciation and amortization expense deducted in determining Consolidated Net Income; (d) charges taken in accordance with SFAS 142 and SFAS 144, which when taken together with all other charges previously taken in connection with SFAS 142 and SFAS 144, do not, in the aggregate, exceed $850,000,000; (e) without duplication, Quarterly Permitted Charges; and (f) without duplication, Non-Cash Charges, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. For purposes of this definition, the calculation shall not include the historical financial results of (i) any business acquired in connection with an Acquisition during such period, or (ii) any business or division disposed of by the Borrower during such period.

                           "QUARTERLY PERMITTED CHARGES" means, for the one
                  fiscal quarter ending on the date of determination, expenses, write-offs or losses incurred in such quarter, which in each case have been (a) paid, incurred or realized on or before June 30, 2003, (b) disclosed to the Agent in such detail as the Agent deems acceptable, and (c) determined in accordance with GAAP, and which relate to:

                           (a) employee terminations, equipment sales, operating lease termination expenses, and real estate lease terminations (including related clean-up and moving charges) which, in the aggregate do not exceed $29,000,000, provided that, cash payments in connection with the items under this clause (a), may not, in the aggregate, exceed $20,000,000;

                           (b) accounts receivable, notes receivable, retainage, costs and earnings in excess of billing, and other amounts which (i) are either (A) set out in the consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2002 as net of allowances or (B) disclosed in writing to the Agent on December 20, 2002, or (ii) relate to the contractual obligations of Borrower or its Subsidiaries existing on September 30, 2002 as disclosed in writing to the Agent on December 20, 2002, and which have been reserved as doubtful for collection, provided that, all such amounts under clauses (i) and (ii) may not, in the aggregate, exceed $77,000,000;

                           (c) the proxy contest with Utilicorp, and which do not, in the aggregate, exceed $13,000,000; and

                           (d) without duplication, (i) advisory, legal, and bank fees and expenses in connection with the negotiation, execution and delivery of the Eighth Amendment to this Agreement (including any related amendment to the Senior Notes in connection therewith) and related third party due diligence conducted on behalf of the Agent in connection therewith, and which do not, in the aggregate, exceed $4,100,000, (ii) advisory and legal fees and expenses in connection with the negotiation, execution and delivery of the Ninth Amendment to this Agreement (including any related amendment to the Senior Notes in connection therewith) and the raising of capital completed on or about the date of such amendment, which do not, in the aggregate, exceed $4,400,000, (iii) all amendment fees paid to the Agent, the Lenders and the holders of the Senior Notes and all other out-of-pocket fees and expenses incurred by the Agent and paid by the Borrower as a condition to the closing of the Ninth Amendment to this Agreement and any contemporaneous amendment to the Note Purchase Agreement, and (iv) non-cash expenses related to prior financing transaction costs which have been capitalized and are required to be expensed in accordance with GAAP.

                           "RESIDUAL ACQUISITION BASKET" means, (a) with respect
                  to mergers, consolidations, purchases or Acquisitions in which
                  (i) no greater than 33.33% of the aggregate amount of consideration paid by the Borrower is in the form of cash, and
                  (ii) no less than 66.67% of the aggregate amount of consideration paid by the Borrower is in the form of the Borrower's common stock, an amount equal to 25% of the net cash proceeds realized by the Borrower from the sale or issuance of the Borrower's capital stock between September 30, 2002 and December 31, 2002, and (b) with respect to all other mergers, consolidations, purchases or Acquisitions, $0.00.

                           "REINSTATEMENT EVENT" means, so long as no Default or
                  Event of Default exists at such time, the Borrower's achievement, for two consecutive fiscal quarters, of Quarterly EBITDA no less than the amount set forth below for the one fiscal quarter ending on the applicable date set forth beside such amount below:

Fiscal Quarter Ending:              Minimum Quarterly EBITDA
---------------------               ------------------------
December 31, 2002                         $29,000,000
March 31, 2003                            $28,000,000
June 30, 2003                             $39,000,000
September 30, 2003                        $45,000,000
December 31, 2003, and                    $38,000,000
each fiscal quarter thereafter

                           "SECONDARY ACQUISITION BASKET" means an amount equal
                  to the difference of (a) the Initial Acquisition Basket, minus
                  (b) the aggregate amount of the cash portion of the consideration paid by the Borrower in respect of all mergers, consolidations, purchases or Acquisitions consummated on or prior to December 31, 2003.

                  (b) Further Amendments to Section 1.1. Section 1.1 is further amended by amending (i) the definitions of "EBIT" and "EBITDA" to delete each reference to "SFAS 142" that appears therein and replace it with "SFAS 142 or SFAS 144" and to delete each reference to "$800,000,000" that appears therein and replace it with "$850,000,000", and (ii) the definition of "MINIMUM INTEREST COVERAGE RATIO" to delete the phrase "or Modified Make-Whole Amount (as defined in the Note Purchase Agreement), as applicable" in the fourth and fifth lines thereof, and (iii) clauses (b) and (d) of the definition of "PERMITTED CHARGES", so that such definition reads in its entirety as follows:

                           "PERMITTED CHARGES" means, for any period, on a
                  trailing four fiscal quarter basis, expenses, write-offs or losses, which in each case have been (a) paid, incurred or realized on or before June 30, 2003, (b) disclosed to the Agent in such detail as the Agent deems acceptable, and (c) determined in accordance with GAAP, and which relate to:

                           (a) employee terminations, equipment sales, operating lease termination expenses, and real estate lease terminations (including related clean-up and moving charges) which, in the aggregate do not exceed $29,000,000, provided that, cash payments in connection with the items under this clause (a), may not, in the aggregate, exceed $20,000,000;

                           (b) accounts receivable, notes receivable, retainage, costs and earnings in excess of billing, and other amounts which (i) are either (A) set out in the consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2002 as net of allowances or (B) disclosed in writing to the Agent on December 20, 2002, or (ii) relate to the contractual obligations of Borrower or its Subsidiaries existing on September 30, 2002 as disclosed in writing to the Agent on December 20, 2002, and which have been reserved as doubtful for collection, provided that, all such amounts under clauses (i) and (ii) may not, in the aggregate, exceed $77,000,000;

                           (c) the proxy contest with Utilicorp, and which do not, in the aggregate, exceed $13,000,000; and

                           (d) without duplication, (i) advisory, legal, and bank fees and expenses in connection with the negotiation, execution and delivery of the Eighth Amendment to this Agreement (including any related amendment to the Senior Notes in connection therewith) and related third party due diligence conducted on behalf of the Agent in connection therewith, and which do not, in the aggregate, exceed $4,100,000, (ii) advisory and legal fees and expenses in connection with the negotiation, execution and delivery of the Ninth Amendment to this Agreement (including any related amendment to the Senior Notes in connection therewith) and the raising of capital completed on or about the date of such amendment, which do not, in the aggregate, exceed $4,400,000, (iii) all amendment fees paid to the Agent, the Lenders and the holders of the Senior Notes and all other out-of-pocket fees and expenses incurred by the Agent and paid by the Borrower as a condition to the closing of the Ninth Amendment to this Agreement and any contemporaneous amendment to the Note Purchase Agreement, and (iv) non-cash expenses related to prior financing transaction costs which have been capitalized and are required to be expensed in accordance with GAAP.

                  (c) Amendment to Section 2.10. Clause (c) of Section 2.10 is amended and restated in its entirety, as follows:

                           (c) If, on or after December 21, 2002, the Borrower or any of its Subsidiaries issues any (i) Funded Debt which, in the aggregate, exceeds $15,000,000, other than the Indebtedness referenced in SUBSECTION (b) above (and, for the avoidance of doubt, increases in the Commitments hereunder or borrowings hereunder), or (ii) common or preferred stock or other equity interests, then the Borrower shall promptly, without notice or demand, pay all net cash proceeds from any such issuance (net of usual and customary transaction costs and expenses actually incurred in connection with such issuance) to the Agent for the ratable benefit of the Lenders and the holders of the Senior Notes (based on the proportion of the Commitment Amount under this Agreement and the proportion of the outstanding principal amount of the Senior Notes to the sum of both) as a prepayment respectively of (A) the Loans, and if all Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of SECTION 7.4, and upon such issuance, the Committed Amount shall be automatically and permanently reduced by an amount equal to the amount of the proceeds of such issuance required to be paid to the Agent under this SECTION 2.10(c)(i), and (B) the Senior Notes.

                  (d) Amendment to Section 2.10. Clause (d) of Section 2.10 is hereby amended by deleting the phrase "doubtful for collection" as it appears in the third line thereof and replacing it with the word "uncollectible".

                  (e) Amendment to Section 5.10. Section 5.10 is hereby amended by deleting the date "December 31, 1998" in the first line thereof and inserting the date "December 31, 2001".

                  (f)      Amendment to Section 6.5. The last sentence of
         Section 6.5 is hereby deleted.

                  (g)      Amendment to Section 6.6. Clause (a)(iii) of Section
         6.6 is hereby amended by deleting the text, "audited by an independent nationally-recognized accounting firm acceptable to the Agent" and replacing it with the text, "audited by an independent nationally-recognized accounting firm acceptable to the Agent, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and, with respect to the audited financial statements for the Borrower's fiscal year 2002, shall not contain a going concern or other like qualification".

                  (h) Addition to Section 6.6. New clauses (c) and (d) are hereby added to Section 6.6 immediately following clause (b) thereof, as follows:

                           (c) within forty-five (45) days after the end of each month of each fiscal year of the Borrower, a projected balance sheet, income statement and cash flow statement of the Borrower and its Subsidiaries for the three month period commencing on the day immediately following the last day of such month, presented on a month by month basis and otherwise in form and detail reasonably acceptable to the Agent.

                           (d) at any time after the occurrence and during the continuation of a Weekly Reporting Trigger, no later than Friday of each week, a forecast of projected cash flows of the Borrower and its Subsidiaries for the 13-week period commencing on the Monday immediately preceding the Friday on which delivery is required, presented on a week by week basis and otherwise in form and detail reasonably acceptable to the Agent. For purposes of this SECTION 6.6(d), "WEEKLY REPORTING TRIGGER" shall mean the occurrence of either of the following events: (i) the aggregate principal amount of all Revolving Loans and L/C Obligations outstanding shall exceed $160,000,000; or (ii) the Minimum Interest Coverage Ratio for the period of four fiscal quarters ending on the date set forth below, as reported in the financial statements most recently delivered under SECTION 6.6(a), shall be less than the ratio set out below for the applicable period:

For The Period Ending:
---------------------
December 31, 2002:              1.86 to 1.00
March 31, 2003:                 1.48 to 1.00
June 30, 2003:                  1.66 to 1.00
September 30, 2003:             2.18 to 1.00
December 31, 2003 and
thereafter:                     2.49 to 1.00

                  (i) Amendment to Section 6.10. Clause (a) of Section 6.10 is amended and restated in its entirety, as follows:

                           (a) The Borrower shall not pay any dividends or other distributions on its capital stock other than (i) when no Default or Event of Default exists or will result therefrom, cash dividends in respect of the Preferred Stock not to exceed $1,000,000 during any fiscal year of the Borrower, (ii) dividends made wholly in the form of additional shares of the Borrower's capital stock, provided that, in respect of any stock split, the Borrower may make cash distributions in lieu of issuing fractional shares of capital stock which would otherwise result from such stock split, and
                  (iii) repurchases of common stock of the Borrower from officers, directors and employees pursuant to the Borrower's restricted stock option or compensation programs, to pay withholdings in respect of taxes owed as a result of grants of stock options and stock compensation thereunder, so long as the Borrower's performance of its obligations under such restricted stock option or compensation programs cannot reasonably be expected to have a material negative impact on projected cash flows.

                  (j) Section 6.11 is amended and restated in its entirety, as follows:

                           Section 6.11 Restrictions on Fundamental Changes.
                  Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock (other than as permitted under SECTION 6.16), except:

                           (a) at any time after May 15, 2003 and the delivery of the required financial statements, Compliance Certificate and other reports for the fiscal quarter of Borrower ending March 31, 2003, required to be delivered under
                  SECTION 6.6, the Borrower or any of its Subsidiaries may merge into or consolidate with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of any other Person, so long as (i) the Borrower is the surviving entity to any such merger or consolidation to which the Borrower is a party, or, if the Borrower is not a party to such transaction, a domestic Subsidiary is the surviving entity to any such merger or consolidation or the other Person will thereby become a domestic Subsidiary (unless no party to such transaction is a domestic Subsidiary, in which case the applicable foreign Subsidiary must be the surviving entity to any such merger or consolidation or the other Person must thereby become a foreign Subsidiary), (ii) the nature of the business of such acquired Person is a Permitted Business, provided that, Acquisitions consummated after December 20, 2002 will be primarily focused on acquiring Persons whose business activities are restricted to the specialty electric and infrastructure contracting service business and utility outsourcing business, (iii) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or Acquisition, (iv) such merger, consolidation, purchase or Acquisition is non-hostile in nature, (v) with respect to all such mergers, consolidations, purchases or Acquisitions consummated on or after December 20, 2002, the aggregate amount of the cash portion of the consideration paid by the Borrower and its Subsidiaries in respect thereof, does not exceed the excess of $85,000,000 over Indebtedness outstanding under SECTION 6.14(c), (vi) with respect to all such mergers, consolidations, purchases or Acquisitions consummated on or prior to December 31, 2003, the aggregate amount of the cash portion of the consideration paid by the Borrower and its Subsidiaries in respect thereof, does not exceed the Initial Acquisition Basket, (vii) with respect to any such mergers, consolidations, purchases or Acquisitions consummated after December 31, 2003, the aggregate amount of the cash portion of the consideration paid by the Borrower and its Subsidiaries in respect thereof, does not exceed (A) the Secondary Acquisition Basket, and (B) at any time after the Secondary Acquisition Basket has been fully utilized, the Residual Acquisition Basket, and (viii) prior to the consummation of any such merger, consolidation, purchase or Acquisition, the Borrower shall have delivered to the Agent (which the Agent shall promptly provide to each Lender) (A) updated consolidated financial projections, in form and detail reasonably satisfactory to the Agent, for the then-current fiscal year of the Borrower and the immediately following fiscal year of the Borrower, which projections shall give pro forma effect to such merger, consolidation, purchase or Acquisition and shall be in compliance with SEC regulations and requirements regarding the preparation and presentation of pro forma financial information, and (B) to the extent available, the audited annual financial statements of the Person being acquired (or the Person from whom the assets, securities or other equity interests were acquired for the most recently ended fiscal year of such Person, including a balance sheet and statements of income, retained earnings, and cash flows of such Person; and

                           (b) the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of its assets or stock to, any other Subsidiary of the Borrower or the Borrower, in each case so long as (i) if the transaction is with the Borrower, the Borrower shall be the surviving entity to any such merger or consolidation, or (ii) if the transaction is not with the Borrower, a domestic Subsidiary shall be the surviving entity to any such merger or consolidation (unless no party to such transaction is a domestic Subsidiary).

                           Except as otherwise permitted in this SECTION 6.11
                  and SECTION 6.16, the Borrower shall not sell or dispose of any capital stock of or its ownership interest in any of the Guarantors or any other Subsidiaries which it may form. Borrower shall give the Agent the notice required under
                  SECTION 6.9.

                  (k) Amendment to Section 6.16. Clause (e) of Section 6.16 is amended and restated in its entirety, as follows:

                           (e) to the extent not included in clauses (a) through (d) above, dispositions of assets (including for the avoidance of doubt, the capital stock of any Subsidiary provided that all of the capital stock owned by the Borrower and/or any of its other Subsidiaries is sold or disposed), for fair and adequate consideration and for cash, provided that, dispositions under this SUBSECTION (e) may not, in the aggregate, exceed $50,000,000 in book value during the term of this Agreement, and all proceeds from the disposition of such assets (net of usual and customary transaction costs and expenses actually incurred in connection with such disposition) in excess of $5,000,000 received during any fiscal year of the Borrower shall be paid to the Agent, for the ratable benefit of the Lenders and the holders of the Senior Notes (based on the proportion of the Commitment Amount under this Agreement and the proportion of the outstanding principal amount of the Senior Notes to the sum of both) as a prepayment respectively of (i) the Loans, and if all Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of SECTION 7.4, and upon such disposition, the Commitment

                  Amount shall be automatically and permanently reduced by an amount equal to the amount of such proceeds required to be paid to the Agent pursuant to this SECTION 6.16(e)(i), and
                  (ii) the Senior Notes. Amounts required to be paid to the Lenders and the holders of the Senior Notes under this SECTION 6.16(e) shall be made on the date the Compliance Certificate and financial statements are required to be delivered under
                  SECTION 6.6(b), provided that, with respect to any asset sale from which the amount required to be paid to the Lenders and the holders of the Senior Notes pursuant to this SECTION 6.16(e) is equal to or greater than $10,000,000, the amount required to be paid hereunder shall be paid within 15 days after such proceeds are received by the Borrower or the applicable Subsidiary.

                  (l) Amendment to Section 6.19. Section 6.19 is amended and restated in its entirety, as follows:

                           Section 6.19 Capital Expenditures.

                           (a)      Neither the Borrower nor any of its
                  Subsidiaries shall make or commit to make Capital Expenditures greater than (i) for fiscal year 2002, $60,000,000, (ii) for fiscal year 2003, $60,000,000, and (iii) for fiscal year 2004 and each fiscal year thereafter, $50,000,000. No portion of any annual limit may be carried forward to a subsequent fiscal year.

                           (b)      In addition to the annual limits under
                  Section 6.19(a), if the Borrower executes an eligible contract, then the Borrower may make Capital Expenditures in respect of such contract in an amount equal to the lesser of
                  (i) the actual amount required by such contract, and (ii) $30,000,000, provided that, (A) in respect of each such contract, Capital Expenditures not made within 12 months after the date of such contract shall be applied against the annual limits under SECTION 6.19(a), and (B) the amount of Capital Expenditures under this SECTION 6.19(b) for all such contracts may not, in the aggregate, exceed $30,000,000 in any fiscal year. Upon execution of each eligible contract, the Borrower shall promptly deliver a copy of such contract to the Agent, together with a summary of the Capital Expenditures required by such contract in form and detail acceptable to the Agent. As used in this SECTION 6.19(b), "ELIGIBLE CONTRACT" means, a utility outsourcing contract with quantifiable revenues to the Borrower of at least $30,000,000 during any 12 consecutive month period prior to 18 months after execution of such contract."

                  (m)      Amendment to Section 6.20. Clause (b)(v) of Section
         6.20 is amended and restated in its entirety, a new clause (b)(vi) is added to Section 6.20, and the sentence immediately following clause
         (b)(v) in Section 6.20 shall now immediately follow the new clause
         (b)(vi) and is amended and restated in its entirety, all as follows:

                           (v) without duplication, charges taken in accordance
                  with SFAS 142 and SFAS 144 in accordance with GAAP, which when taken together with all other charges previously taken in connection with SFAS 142 and SFAS 144, do not, in the aggregate, exceed $850,000,000, and minus (vi) without duplication, all non-cash charges related to the Borrower's stock option program or stock compensation plan as required to be taken pursuant to GAAP. Increases in Consolidated Net Worth after June 30, 2002 shall be appropriately adjusted to eliminate any adverse effects occasioned by the expensing of Make-Whole Amounts (as defined in the Note Purchase Agreement) paid pursuant to Section 8.8 of the Note Purchase Agreement.

                  (n) Amendment to Section 6.21. Section 6.21 is amended and restated in its entirety, as follows:

                           Section 6.21 Minimum Interest Coverage Ratio. The
                  Borrower will maintain a Minimum Interest Coverage Ratio not less than the ratio set out below for the applicable period:

For the period ending September 30, 2002:            2.40 to 1.00
For the period ending December 31, 2002:             1.80 to 1.00
For the period ending March 31, 2003:                1.35 to 1.00
For the period ending June 30, 2003:                 1.55 to 1.00
For the period ending September 30, 2003:            2.10 to 1.00
For the period ending December 31, 2003
and thereafter:                                      2.30 to 1.00

                  (o) Amendment to Section 6.22. Section 6.22 is amended and restated in its entirety, as follows:

                           Section 6.22 Funded Debt to EBITDA Ratio. The
                  Borrower will maintain a maximum Funded Debt to EBITDA Ratio not greater than the ratio set out below for the applicable period:

For the period ending September 30, 2002:            4.30 to 1.00
For the period ending December 31, 2002:             4.25 to 1.00
For the period ending March 31, 2003:                4.70 to 1.00
For the period ending June 30, 2003:                 4.40 to 1.00
For the period ending September 30, 2003:            3.90 to 1.00
For the period ending December 31, 2003
and thereafter:                                      3.60 to 1.00

                  (p) Amendment to Section 6.23. Section 6.23 is amended and restated in its entirety, as follows:

                           Section 6.23 Senior Debt to EBITDA. The Borrower will
                  maintain a maximum Senior Debt to EBITDA Ratio not greater than the ratio set out below for the applicable period:

For the period ending September 30, 2002:            3.10 to 1.00
For the period ending December 31, 2002:             2.65 to 1.00
For the period ending March 31, 2003:                2.95 to 1.00

For the period ending June 30, 2003:                 2.75 to 1.00
For the period ending September 30, 2003:            2.45 to 1.00
For the period ending December 31, 2003
and thereafter:                                      2.30 to 1.00

                  (q) The first sentence of Section 10.13 is amended and restated in its entirety, as follows:

                           The Borrower, upon demand by the Agent, the Lead
                  Arranger and Book Manager, the Documentation Agents, Managing Agents, any Co-Agent or any Lender, agrees to pay the reasonable fees and disbursements of legal counsel and financial advisors to the Agent, the Lead Arranger and Book Manager, the Documentation Agents, Managing Agents, any Co-Agent or any Lender in connection with (a) the preparation and execution of the Credit Documents, any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated, (b) any Default or Event of Default by the Borrower hereunder and any enforcement (including, without limitation, all workout and bankruptcy proceedings) of any of the Credit Documents or collection of any Obligations, and (c) any refinancings, restructures or "work out" of the transactions contemplated by the Credit Documents; provided that the Borrower shall only have to pay the reasonable fees and disbursements of one law firm and one financial advisory firm in connection therewith unless the Agent, the Lead Arranger and Book Manager, the Documentation Agents, Managing Agents, any Co-Agent, any Lender or their counsel is of the reasonable opinion that representation by one law firm or one financial advisory firm, as applicable, would not be feasible or that a conflict of interest would exist.

                  (r) Addition of Section 10.21. Section 10.21 is hereby added to the Credit Agreement to read in its entirety as follows:

                           Section 10.21 Certain Amendments. No amendment or
                  waiver with respect to this Agreement shall modify this
                  Section 10.21 or the definitions of "REINSTATEMENT EVENT," "QUARTERLY EBITDA" or "QUARTERLY PERMITTED CHARGES", or the last sentence of the definition of "COMMITMENT AMOUNT" without the consent of Lenders then holding in the aggregate more than 66 2/3% of the aggregate of the Commitments, or if the Commitments have terminated pursuant to the terms hereof, the aggregate Obligations.

                  (s) Exhibit 6.6 is amended and restated in the form of, and all references to Exhibit 6.6 are hereby deemed to be references to, Amended Exhibit 6.6 attached hereto.

         2. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Guarantors represents and warrants to the Lenders that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate, partnership or limited liability company action, as applicable, by it, (c) no consent of any Person is required for its execution and delivery of this Amendment, (d) its execution and delivery of this Amendment will not violate its organizational documents, (e) the representations and warranties in each Credit Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in each Credit Document to which it is a party, and (g) no Default or Event of Default exists as of the date of this Amendment.

         3.       RELEASE.

                  (a) The Borrower and each Guarantor hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Agent and the Lenders and all respective affiliates and subsidiaries of the Agent and the Lenders, their respective officers, servants, employees, agents, attorneys, financial advisors, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the "Released Lender Parties") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the "Borrower Claims") of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which the Borrower or any Guarantor ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Amendment and which were in any manner related to any of the Credit Documents or the enforcement or attempted enforcement by the Agent or the Lenders of rights, remedies or recourses related thereto.

                  (b) The Borrower and each Guarantor covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Borrower Claims which may have arisen at any time on or prior to the date of this Amendment and were in any manner related to any of the Credit Documents.

                  (c) The agreements of the Borrower and each Guarantor set forth in this Section 3 shall survive termination of this Amendment and the other Credit Documents.

         4. AMENDMENT FEE. The Borrower agrees to pay to Agent for the benefit of each Lender that executes and delivers this Amendment on or before 4:00 p.m. Central Time, December 20, 2002, an amendment fee (the "Amendment Fee") equal to .375% of such Lender's Commitment (after giving effect to this Amendment) minus such Lender's pro rata portion of the amount of the Commitment being blocked pursuant to the Credit Agreement, as amended by this Amendment. Such Amendment Fee shall be paid in immediately available funds.

         5. CONDITIONS OF EFFECTIVENESS. This Amendment shall be effective only after each of the following conditions precedent shall have been satisfied and only if all conditions precedent to effectiveness are satisfied on or prior to December 31, 2002:

                  (a) the Agent shall receive counterparts of this Amendment executed by the Majority Lenders, the Borrower and the Guarantors;

                  (b)      the representations and warranties set forth in
         Section 2 of this Amendment shall be true and correct;

                  (c) all reasonable out-of-pocket fees and expenses of the Agent in connection with the Credit Documents, including its reasonable out-of-pocket legal and other professional fees and expenses by the Agent, including, without limitation, such fees and expenses of Winstead Sechrest & Minick P.C., Porter & Hedges, L.L.P. and Ernst &Young Corporate Finance LLC, shall have been paid;

                  (d)      the Amendment Fee shall have been paid;

                  (e) the Agent shall receive evidence reasonably satisfactory to the Agent that (i) the Borrower has received on or about the date hereof, no less than $72,900,000 in gross cash proceeds as a result of new equity issued to certain existing shareholders upon substantially the terms and conditions previously disclosed in writing to the Agent and the Lenders, (ii) the Borrower has received no less than $98,500,000 in aggregate gross cash proceeds as a result of new equity issued to certain existing shareholders from September 30, 2002 through and including the date of the issuance referenced in clause (i) above, and (iii) the net cash proceeds thereof shall have been paid to the Agent for the ratable benefit of the Lenders (based on the proportion of the Commitment Amount under this Agreement) as a prepayment of the Loans (which prepayment shall not result in a permanent reduction of the Commitment Amount);

                  (f) the Agent shall receive evidence reasonably satisfactory to the Agent that the Borrower has entered into an amendment to the Note Purchase Agreement in form and substance reasonably satisfactory to the Agent;

                  (g) the Agent shall receive a written certificate signed by an officer of the Borrower acceptable to the Agent as to (i) the absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to materially and adversely affect (A) the financial condition of the Borrower and its Subsidiaries, taken as a whole, or (B) the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Credit Documents, as amended by the Amendment,
         (ii) the absence of a material breach of any representation or warranty of the Borrower set out in the Credit Documents, and (iii) the existence of no Default or Event of Default, after giving effect to this Amendment; and

                  (h) the Agent shall receive, in form and substance satisfactory to the Agent and its counsel, such other documents, certificates and instruments as the Agent shall reasonably require.

         6. CREDIT DOCUMENT: REFERENCE TO CREDIT AGREEMENT. This Amendment is a Credit Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Amendment.

         7. COUNTERPARTS; EXECUTION VIA FACSIMILE. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

         8. GOVERNING LAW: BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower, the Agent, each Lender and their respective successors and assigns.

         9. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         10. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGES FOLLOW.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

QUANTA SERVICES, INC.

By: /s/ James H. Haddox
    ----------------------------------
Name:  James H. Haddox

Title: Cheif Financial officer


AGENT:

BANK OF AMERICA, N.A., AS AGENT AND A LENDER

By: /s/Suzanne M.Paul
    -------------------------------
    Suzanne M.Paul, Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                      AND RESTATED SECURED CREDIT AGREEMENT
                                 SIGNATURE PAGE

                        GUARANTORS' CONSENT AND AGREEMENT

As an inducement to the Lenders to execute, and in consideration of the Lenders' execution of this Amendment, each of the undersigned hereby consents to this Amendment and agrees that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under their respective Guaranties described in the Credit Agreement executed by the undersigned, or any agreements, documents or instruments executed by any of the undersigned, all of which obligations and liabilities are, and shall continue to be, in full force and effect. This consent and agreement shall be binding upon the undersigned, and their respective successors and assigns, and shall inure to the benefit of the Lenders, and their respective successors and assigns.

                           ADVANCED TECHNOLOGIES AND INSTALLATION CORPORATION ALLTECK LINE CONTRACTORS (USA), INC.
                           ARBY CONSTRUCTION, INC.
                           AUSTIN TRENCHER, INC.
                           BRADFORD BROTHERS, INC.
                           CCLC, INC.
                           COMMUNICATION MANPOWER, INC.
                           COMPUTAPOLE, INC.
                           CONTI COMMUNICATIONS, INC.
                           CROCE ELECTRIC COMPANY, INC.
                           CROWN FIBER COMMUNICATIONS, INC.
                           DILLARD SMITH CONSTRUCTION COMPANY
                           DRIFTWOOD ELECTRICAL CONTRACTORS, INC.
                           ENVIRONMENTAL PROFESSIONAL ASSOCIATES, LIMITED FIVE POINTS CONSTRUCTION CO.
                           GLOBAL ENERCOM MANAGEMENT, INC.
                           GOLDEN STATE UTILITY CO.
                           H. L. CHAPMAN PIPELINE CONSTRUCTION, INC.
                           HAINES CONSTRUCTION COMPANY
                           INTERMOUNTAIN ELECTRIC, INC.
                           IRBY CONSTRUCTION COMPANY
                           LINE EQUIPMENT SALES CO., INC.
                           MANUEL BROS., INC.
                           MEARS GROUP, INC.
                           MEJIA PERSONNEL SERVICES, INC.
                           METRO UNDERGROUND SERVICES, INC.
                           MUSTANG LINE CONTRACTORS, INC.
                           NETWORK ELECTRIC COMPANY
                           NORTH PACIFIC CONSTRUCTION CO., INC.
                           NORTH SKY COMMUNICATIONS, INC.
                           NORTHERN LINE LAYERS, INC.
                           PAR ELECTRICAL CONTRACTORS, INC.
                           PARKSIDE SITE & UTILITY COMPANY CORPORATION
                           PARKSIDE UTILITY CONSTRUCTION CORP.
                           P.D.G. ELECTRIC COMPANY
                           POTELCO, INC.
                           PROFESSIONAL TELECONCEPTS, INC.
                           PROFESSIONAL TELECONCEPTS, INC.
                           PWR FINANCIAL COMPANY
                           QPC, INC.
                           QSI, INC.
                           QUANTA HOLDINGS, INC.
                           QUANTA XXXI ACQUISITION, INC.
                           QUANTA LI ACQUISITION, INC.
                           QUANTA LIV ACQUISITION, INC.
                           QUANTA LVII ACQUISITION, INC.
                           QUANTA LVIII ACQUISITION, INC.
                           QUANTA LIX ACQUISITION, INC.
                           QUANTA LX ACQUISITION, INC.
                           QUANTA LXI ACQUISITION, INC.

                        NINTH AMENDMENT TO THIRD AMENDED
                          AND RESTATED CREDIT AGREEMENT
                                 SIGNATURE PAGE

                           QUANTA LXII ACQUISITION, INC.
                           QUANTA LXIII ACQUISITION, INC.
                           QUANTA LXIV ACQUISITION, INC.
                           QUANTA LXV ACQUISITION, INC.
                           QUANTA LXVI ACQUISITION, INC.
                           QUANTA LXVII ACQUISITION, INC.
                           QUANTA LXVIII ACQUISITION, INC.
                           QUANTA LXIX ACQUISITION, INC.
                           QUANTA LXX ACQUISITION, INC.
                           QUANTA LXXI ACQUISITION, INC.
                           QUANTA LXXII ACQUISITION, INC.
                           QUANTA LXXIII ACQUISITION, INC.
                           QUANTA UTILITY INSTALLATION CO., INC,
                           R. A. WAFFENSMITH & CO., INC.
                           RANGER FIELD SERVICES, INC.
                           SOUTHEAST PIPELINE CONSTRUCTION, INC.
                           SOUTHWESTERN COMMUNICATIONS, INC.
                           SOUTHWEST TRENCHING COMPANY, INC.
                           SPALJ CONSTRUCTION COMPANY
                           SPECIALTY DRILLING TECHNOLOGY, INC.
                           SUMTER UTILITIES, INC.
                           THE RYAN COMPANY, INC.
                           TOM ALLEN CONSTRUCTION COMPANY
                           TRANS TECH ACQUISITION, INC.
                           TRAWICK CONSTRUCTION COMPANY, INC.
                           TTGP, INC.
                           TTLP, INC.
                           TTM, INC.
                           TXLP, INC.
                           UNDERGROUND CONSTRUCTION CO., INC.

                        NINTH AMENDMENT TO THIRD AMENDED
                          AND RESTATED CREDIT AGREEMENT
                                 SIGNATURE PAGE

                           UTILCO, INC.
                           VCI TELCOM, INC.

                           W.C. COMMUNICATIONS, INC.
                           W.H.O.M. CORPORATION

                           By: /s/Dana Gordon
                               -------------------------------------------------
                               Dana Gordon, President or Vice President
                               of each Guarantor

                           QDE LLC
                           QUANTA DELAWARE, INC.
                           QUANTA ASSET MANAGEMENT LLC

                           By: /s/Linda Bubaoz
                               -------------------------------------------------
                               Linda Bubaoz, President

                           BROWN ENGINEERING, LLC

                           By: Ranger Field Services, Inc., Its Member

                               By: /s/Dana Gordon
                                   ---------------------------------------------
                                   Dana Gordon, Vice President

                           COAST TO COAST, LLC

                           By: Environmental Professional Associates, Limited,
                               a California corporation, Its Member

                               By: /s/Dana Gordon
                                   ---------------------------------------------
                                   Dana Gordon, Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                          AND RESTATED CREDIT AGREEMENT
                                 SIGNATURE PAGE

                           DOT 05, LLC
                           TJADER, L.L.C.
                           OKAY CONSTRUCTION COMPANY, LLC

                           By: Spalj Construction Company, Its Member

                               By: /s/Dana Gordon
                                   -----------------------------------
                                   Dana Gordon, Vice President

                           LAKE NORMAN PIPELINE, LLC

                           By: Bradford Brothers, Inc., Its Member

                               By: /s/Dana Gordon
                                   ------------------------------------
                                   Dana Gordon, Vice President

                           MEARS/CPG, LLC
                           MEARS ENGINEERING, LLC
                           MEARS/HDD, LLC
                           MEARS SERVICES, LLC

                           By: Mears Group, Inc., The Sole Member of
                               each of the foregoing limited liability companies

                               By: /s/Dana Gordon
                                   ------------------------------------
                                   Dana Gordon, Vice President

                           S.K.S. PIPELINERS, LLC

                           By: Arby Construction, Inc., Its Member

                               By: /s/Dana Gordon
                                   -----------------------------------
                                   Dana Gordon, Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                          AND RESTATED CREDIT AGREEMENT
                                 SIGNATURE PAGE

                           TNS-VA, LLC

                           By: Professional Teleconcepts, Inc. (NY), Its Member

                               By: /s/Dana Gordon
                                   -------------------------------------
                                   Dana Gordon, Vice President

                           LINECO LEASING, LLC

                           By: Mustang Line Contractors, Inc., Its Sole Member

                               By: /s/Dana Gordon
                                   -------------------------------------
                                   Dana Gordon, Vice President

                           AIRLAN TELECOM SERVICES, L.P.
                           NORTH HOUSTON POLE LINE, L.P.
                           LINDSEY ELECTRIC, L.P.
                           DIGCO UTILITY CONSTRUCTION, L.P.

                           By: Mejia Personnel Services, Inc., Its General
                               Partner

                               By: /s/Dana Gordon
                                   ---------------------------------------
                                   Dana Gordon, Vice President

                           QUANTA SERVICES MANAGEMENT PARTNERSHIP, L.P.
                           QUANTA ASSOCIATES, L.P.

                           By: QSI, Inc., Its General Partner

                               By: /s/Dana Gordon
                                   ---------------------------------------
                                   Dana Gordon, Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                          AND RESTATED CREDIT AGREEMENT
                                 SIGNATURE PAGE

                           TRANS TECH ELECTRIC, L.P.

                           By: TTGP, Inc., Its General Partner

                               By: /s/Dana Gordon
                                   --------------------------------------
                                   Dana Gordon, Vice President

                           PWR NETWORK, LLC

                           By: PWR Financial Company, Its Sole Member

                               By: /s/Dana Gordon
                                   --------------------------------------
                                   Dana Gordon, Vice President

                           Q RESOURCES, LLC

                           By: Quanta Holdings, Inc.

                               By: /s/Dana Gordon
                                   --------------------------------------
                                   Dana Gordon, Vice President

                           QUANTA RECEIVABLES, L.P.

                           By: PWR Network, LLC, Its General Partner

                               By: PWR Financial Company, Its Sole Member

                                   By: /s/Dana Gordon
                                       -----------------------------------
                                       Dana Gordon, Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                          AND RESTATED CREDIT AGREEMENT
                                 SIGNATURE PAGE

                           TOTAL QUALITY MANAGEMENT SERVICES, LLC

                           By: Environmental Professional Associates, Ltd., Its
                               Sole Member

                               By: /s/Dana Gordon
                                   --------------------------------------
                                   Dana Gordon, Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                      AND RESTATED SECURED CREDIT AGREEMENT
                                 SIGNATURE PAGE

         Lender signature page to that certain Ninth Amendment to Third Amended and Restated Secured Credit Agreement dated to be effective as of December 20, 2002, by and among Quanta Services, Inc., the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

                                    Bank of America, N.A

                                    By: /s/John K. Barrett
                                        -------------------------------------
                                    Name:  John K. Barrett
                                    Title: Principal

                        SCHEDULE 1 TO NINTH AMENDMENT TO
               THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT

         Lender signature page to that certain Ninth Amendment to Third Amended and Restated Secured Credit Agreement dated to be effective as of December 20, 2002, by and among Quanta Services, Inc., the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

                                    BANK ONE. N.A., as a Bank

                                    By: /s/Dennls Warren
                                        -------------------------------------
                                    Name:  Dennls Warren
                                    Title: First Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                      AND RESTATED SECURED CREDIT AGREEMENT
                                 SIGNATURE PAGE

         Lender signature page to that certain Ninth Amendment to Third Amended and Restated Secured Credit Agreement dated to be effective as of December 20, 2002, by and among Quanta Services, Inc., the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

                                    Comerica Bank

                                           /s/William S. Rogers
                                           ----------------------------------
                                    Name:  William S. Rogers
                                    Title: Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                      AND RESTATED SECURED CREDIT AGREEMENT
                                 SIGNATURE PAGE

         Lender signature page to that certain Ninth Amendment to Third Amended and Restated Secured Credit Agreement dated to be effective as of December 20, 2002, by and among Quanta Services, Inc., the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

                                    CREDIT LYONNAIS NEW YORK BRANCH

                                    By: /s/Attala Koc
                                        -------------------------------------
                                    Name:  Attala Koc
                                    Title: Senior Vice President

                        SCHEDULE 1 TO NINTH AMENDMENT TO
               THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT

         Lender signature page to that certain Ninth Amendment to Third Amended and Restated Secured Credit Agreement dated to be effective as of December 20, 2002, by and among Quanta Services, Inc., the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

                                           Fleet National Bank

                                    By: /s/G. Christopher Miller
                                        -------------------------------------
                                    Name:  G. Christopher Miller
                                    Title: Vice President

                        SCHEDULE 1 TO NINTH AMENDMENT TO
               THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT

         Lender signature page to that certain Ninth Amendment to Third Amended and Restated Secured Credit Agreement dated to be effective as of December 20, 2002, by and among Quanta Services, Inc., the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

                                           JPMorgan Chase Bank

                                    BY: /s/Robert L. Mendoza
                                        -------------------------------------
                                    Name:  Robert L. Mendoza
                                    Title: Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                      AND RESTATED SECURED CREDIT AGREEMENT
                                 SIGNATURE PAGE

         Lender signature page to that certain Ninth Amendment to Third Amended and Restated Secured Credit Agreement dated to be effective as of December 20, 2002, by and among Quanta Services, Inc., the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

                                           LaSalle Bank National Association

                                    BY: /s/David L. Saverman
                                        -------------------------------------
                                    Name:  David L. Saverman
                                    Title: Senior Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                      AND RESTATED SECURED CREDIT AGREEMENT
                                 SIGNATURE PAGE

         Lender signature page to that certain Ninth Amendment to Third Amended and Restated Secured Credit Agreement dated to be effective as of December 20, 2002, by and among Quanta Services, Inc., the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

                                    National City Bank

                                    By: /s/Michael J. Durbin
                                        -------------------------------------
                                    Name:  Michael J. Durbin
                                    Title: Senior Vice President

                        NINTH AMENDMENT TO THIRD AMENDED
                      AND RESTATED SECURED CREDIT AGREEMENT
                                 SIGNATURE PAGE

         Lender signature page to that certain Ninth Amendment to Third Amended and Restated Secured Credit Agreement dated to be effective as of December 20, 2002, by and among Quanta Services, Inc., the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

                                   [ILLEGIBLE]
                                    --------------------------------------------

                                    By: The Bank of Nova Scotia_________________
                                    Name:  Mark Sparrow_________________________
                                    Title: Director_____________________________

         Lender signature page to that certain Ninth Amendment to Third Amended and Restated Secured Credit Agreement dated to be effective as of December 20, 2002. by and among Quanta Services, Inc., the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

                                    Guaranty Bank

                                    By: /s/Scott Brewer
                                        -------------------------------------
                                    Name:  Scott Brewer
                                    Title: VP

                        SCHEDULE 1 TO NINTH AMENDMENT TO
               THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT

                               AMENDED EXHIBIT 6.6

                             COMPLIANCE CERTIFICATE

         Quanta Services, Inc. (the "BORROWER"), the various financial institutions from time to time parties thereto (the "LENDERS"), and Bank of America, N.A., as Agent for the Lenders (in such capacity, the "AGENT"), executed and delivered that certain Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 (as amended, supplemented and restated from time to time, the "CREDIT AGREEMENT"). Any term used but not defined in this Compliance Certificate shall have the meaning given to it in the Credit Agreement.

         The undersigned, solely in his or her capacity as__________ of the Borrower hereby certifies to the Agent and the Lenders that:

         A. This Compliance Certificate and the attached financial statements are delivered on this ______day of________,_________.

         B. The attached financial statements are (check one)[ ] monthly financial statements dated_________________, [ ] quarterly financial statements dated__________________, [ ] annual financial statements dated_________________, and fairly present on a consolidated or consolidating basis, as the case may be and as applicable, the balance sheet [,] [and] statements of income [ADD THE FOLLOWING FOR QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:, retained earnings and cash flows] of the Borrower and its Subsidiaries covered thereby as of the date thereof and for the period covered thereby, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC for any such financial statements that are monthly or quarterly financial statements, [ADD THE FOLLOWING FOR QUARTERLY REPORTING:, together with a summary of asset dispositions during such period and in the aggregate to date under SECTION 6.16(c), (d) and (e) of the Credit Agreement] [ADD THE FOLLOWING FOR MONTHLY REPORTING:, together with an accounts receivable aging summary, a status report on (i) the contractual obligations of the Borrower as disclosed to the Agent described in CLAUSE(c)(ii) of the definition of "PERMITTED CHARGES", and (ii) the top 20 accounts receivable of the Borrower, and the three month cash flow projections required under SECTION 6.6(c)].

         C. As of the date of the attached and with respect to the Borrower and its Subsidiaries on a consolidated basis, the following (calculated in accordance with the Credit Agreement):

                                  EXHIBIT 6.6

1.       CONSOLIDATED NET WORTH

         a.       CONSOLIDATED NET WORTH                                                               $______________

         b.       Starting Consolidated Net Worth (90% of Consolidated Net Worth
                  as of June 30, 2002 and determined without giving effect to
                  any adjustments made in accordance with SFAS 142 and SFAS 144)                       $______________

         c.       75% of positive Consolidated Net Income for Current fiscal
                  quarter commencing July 1, 2002                                                      $______________

         d.       100% of any equity issuances                                                         $______________

         e.       Subchapter S distributions                                                           $______________

         f.       Permitted Charges (clauses (a) and (b))                                              $______________

         g.       SFAS 142 and SFAS 144 charges (when taken together with all other charges previously taken in connection with SFAS 142 and
                  SFAS 144, shall not, in the aggregate, exceed $850,000,000)                          $______________

         h.       MINIMUM CONSOLIDATED NET WORTH (SUM OF b, c AND d MINUS e, f
                  AND g)

                  (Increases in Consolidated Net Worth required after June 30,
                  2002 shall be appropriately adjusted to eliminate any adverse effects on the Consolidated Net Worth of the Borrower
                  occasioned by the expensing of Make-Whole Amounts (as defined in the Note Purchase Agreement) paid pursuant to Section 8.8 of the Note Purchase Agreement. The calculation of
                  Consolidated Net Worth shall not take into consideration the non-cash charges related to the Borrower's stock option
                  program or stock compensation plan as required to be taken
                  pursuant to GAAP.)                                                                   $______________

2.       MINIMUM INTEREST COVERAGE RATIO

         a.       EBIT                                                                                 $______________

         b.       Consolidated Interest Expense (excluding any make-whole
                  payments made in connection with asset sales which result in a
                  mandatory prepayment on the Senior Notes)                                            $______________

         c.       INTEREST COVERAGE RATIO (RATIO OF a TO b)                                            _____to 1.00

                                  EXHIBIT 6.6


         d.       MINIMUM INTEREST COVERAGE RATIO FOR SUCH PERIOD                                      _____to 1.00

3.       FUNDED DEBT TO EBITDA RATIO

         a.       FUNDED DEBT (SUM OF i, ii, AND iii BELOW)                                            $___________

                  i.       Indebtedness for borrowed money                                             $___________

                  ii.      Reimbursement Obligations                                                   $___________

                  iii.     Capitalized lease Obligations                                               $___________

         b.       EBITDA                                                                               $___________

         c.       FUNDED DEBT TO EBITDA RATIO (RATIO OF a TO b)                                        _____to 1.00

         d.       MAXIMUM FUNDED DEBT TO EBITDA RATIO FOR SUCH PERIOD                                  _____to 1.00

4.       SENIOR DEBT TO EBITDA RATIO

         a.       Senior Debt                                                                          $___________

         b.       EBITDA                                                                               $___________

         c.       RATIO (RATIO OF a TO b)                                                              _____to 1.00

         d.       MAXIMUM SENIOR DEBT TO EBITDA RATIO FOR SUCH PERIOD                                  _____to 1.00

5.        MINIMUM ASSET COVERAGE RATIO(1)

         a.       Consolidated Net Accounts                                                            $___________

         b.       Consolidated Net PP&E                                                                $___________

         c.       CONSOLIDATED NET ASSETS (SUM OF a PLUS b)                                            $___________

         d.       Senior Debt                                                                          $___________

-------------------------------------
(1) Minimum Asset Coverage Ratio is tested monthly. All other financial covenants are tested quarterly, or annually in the case of Capital Expenditures.

                                  EXHIBIT 6.6


         d.       ASSET COVERAGE RATIO (RATIO OF c TO d)                                               _____to 1.00

         d.       MINIMUM ASSET COVERAGE RATIO FOR SUCH PERIOD                                         _____to 1.00

6.       CAPITAL EXPENDITURES

         a.       Capital Expenditures for such period                                                 $___________

         b.       Capital Expenditures fiscal year to date                                             $___________

         c.       Portion of Capital Expenditures fiscal year to date, if any, in connection with outsourcing utility contract equal to or greater than $30,000,000 and confirmed by the Agent (subset of
                  b)                                                                                   $______________

         d.       Line b minus line c.                                                                 $______________

         e.       MAXIMUM AMOUNT FOR LINE.                                                             $30,000,000

         f.       MAXIMUM AMOUNT FOR LINE d ((i) $60,000,000 FOR 2002 AND 2003
                  AND (ii) $50,000,000 FOR 2004 AND THEREAFTER)                                        $______________

         D. Attached hereto is back-up documentation (in form reasonably acceptable to the Agent) showing information on a Subsidiary by Subsidiary basis supporting the calculations of the financial covenants contained herein.

         [FOR QUARTERLY AND ANNUAL COMPLIANCE CERTIFICATE INSERT THE FOLLOWING SECTIONS E AND F:]

         E. To the best of my knowledge after due inquiry, all of the representations and warranties contained in the Credit Agreement are true and correct on the date hereof as if made on the date hereof except, (i) to the extent such representation and warranty relates solely to an earlier date in which case it shall have been true and correct as of such earlier date, (ii) as a result of the transactions expressly permitted under the Credit Agreement,
(iii) as previously disclosed to the Lenders or (iv) as to the following matters: [Describe or attach a schedule of all such representations and warranties that are no longer true or correct and, if applicable, what action the Borrower has taken or proposes to take].

                         _____________________________
                         _____________________________
                         _____________________________

                                   EXHIBIT 6.6

         F. (Check EITHER 1 or 2) to the best of my knowledge after due inquiry:

         [_]      1.       As of the date hereof, no Default or Event of Default
                  has occurred and is continuing.

         [_]      2.       As of the date hereof, no Default or Event of Default
                  has occurred and is continuing except the following matters:
                  [Describe all such Defaults or Events of Default, specifying the nature, duration and status thereof and what action the Borrower has taken or proposes to take with respect thereto].

Date:______________,______.

                                    QUANTA SERVICES, INC.
                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                  EXHIBIT 6.6